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                                                                    EXHIBIT 16.1


        LETTER FROM DELOITTE & TOUCHE LLP TO THE SEC DATED JUNE 29, 2000


June 29, 2000


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, DC  20549

Dear Sirs/Madams:

We have read and agree with the comments in the second and third paragraphs of
Item 4 of Form 8-KA of Virtualfund.com, Inc. dated June 29, 2000. We have no basis to agree or disagree with the comments in the first and fourth paragraphs.

Yours truly,


/s/ Deloitte Touche LLP